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                                                                  EXHIBIT 23(ii)
                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-03811) and related Prospectus of The Bank of New York Company, Inc. and to the incorporation by reference therein of our report dated January 27, 1997 with respect to the consolidated financial statement and schedules of The Bank of New York Company, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP

                                                   ERNST & YOUNG LLP

New York, New York
January 30, 1998